UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

VWR Funding, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Goshen Parkway P.O. Box 2656 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 431-1700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, Pamela Forbes Lieberman was elected to the Board of Directors of VWR Funding, Inc. (the “Company”). Ms. Forbes Lieberman will serve on the Audit Committee of the Board of Directors.

Ms. Forbes Lieberman currently also serves as a director of Standard Motor Products, Inc. and A.M. Castle & Co. She served as Interim Chief Operating Officer of Entertainment Resource, Inc. from March 2006 to August 2006. Ms. Forbes Lieberman was President, Chief Executive Officer and a Board member of TruServ Corporation (now known as True Value Company) from 2001 to 2004.

Ms. Forbes Lieberman will receive cash compensation for her service on the Company’s Board consistent with the Company’s Board Compensation Policy, and will be granted the right to purchase equity interests in the Company’s parent company, Varietal Distribution Holdings, LLC, in accordance with the Varietal Distribution Holdings, LLC 2007 Securities Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

	By:	/s/ Gregory L. Cowan

Date: January 22, 2009		Name: Gregory L. Cowan
Title: Vice President and Corporate Controller